                                                                      EXHIBIT 12

                                 U S WEST, INC.
                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994      1993(1)
                                                                   ---------  ---------  ---------  ---------  ---------
Income before income taxes, extraordinary items and cumulative
 effect of changes in accounting principles......................  $   1,222  $   1,840  $   2,154  $   2,283  $     745
Interest expense (net of amounts capitalized)....................      1,083        612        527        442        439
Interest factor on rentals (1/3).................................        104         91         95         96        102
Equity losses in unconsolidated ventures (less than 50% owned)...        690        168         66     --         --
Guaranteed minority interest expense.............................         87         55         14     --         --
                                                                   ---------  ---------  ---------  ---------  ---------
Earnings.........................................................  $   3,186  $   2,766  $   2,856  $   2,821  $   1,286
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

Interest expense.................................................  $   1,139  $     680  $     599  $     486  $     439
Interest factor on rentals (1/3).................................        104         91         95         96        102
Guaranteed minority interest expense.............................         87         55         14     --         --
Preferred stock dividends (pretax equivalent)....................         91         15     --         --         --
                                                                   ---------  ---------  ---------  ---------  ---------
Fixed charges....................................................  $   1,421  $     841  $     708  $     582  $     541
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

Ratio of earnings to combined fixed charges and preferred stock
 dividends.......................................................       2.24       3.29       4.03       4.85       2.38

(1) The 1993 ratio is based on earnings from continuing operations and includes a restructuring charge of $1 billion. Excluding the restructuring charge, the 1993 ratio of earnings to combined fixed charges and preferred stock dividends would have been 4.22.

                                                                      EXHIBIT 12

                                 U S WEST, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994      1993(1)
                                                                   ---------  ---------  ---------  ---------  ---------
Income before income taxes, extraordinary items and cumulative
 effect of changes in accounting principles......................  $   1,222  $   1,840  $   2,154  $   2,283  $     745
Interest expense (net of amounts capitalized)....................      1,083        612        527        442        439
Interest factor on rentals (1/3).................................        104         91         95         96        102
Equity losses in unconsolidated ventures (less than 50% owned)...        690        168         66     --         --
Guaranteed minority interest expense.............................         87         55         14     --         --
                                                                   ---------  ---------  ---------  ---------  ---------
Earnings.........................................................  $   3,186  $   2,766  $   2,856  $   2,821  $   1,286
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

Interest expense.................................................  $   1,139  $     680  $     599  $     486  $     439
Interest factor on rentals (1/3).................................        104         91         95         96        102
Guaranteed minority interest expense.............................         87         55         14     --         --
                                                                   ---------  ---------  ---------  ---------  ---------
Fixed charges....................................................  $   1,330  $     826  $     708  $     582  $     541
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

Ratio of earnings to fixed charges...............................       2.40       3.35       4.03       4.85       2.38

(1) The 1993 ratio is based on earnings from continuing operations and includes a restructuring charge of $1 billion. Excluding the restructuring charge, the 1993 ratio of earnings to fixed charges would have been 4.22.

                                                                      EXHIBIT 12

                       U S WEST FINANCIAL SERVICES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                           YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------------------
                                                              1997       1996       1995       1994        1993
                                                            ---------  ---------  ---------  ---------  ----------
Income before income taxes................................  $  19,874  $  16,150  $   9,125  $  12,217  $  123,596
Interest expense..........................................     24,758     21,523     29,091     40,816     144,980
Interest factor on rentals (1/3)..........................         27         56         56        123         789
                                                            ---------  ---------  ---------  ---------  ----------
Earnings..................................................  $  44,659  $  37,729  $  38,272  $  53,156  $  269,365
                                                            ---------  ---------  ---------  ---------  ----------
                                                            ---------  ---------  ---------  ---------  ----------

Interest expense..........................................  $  24,758  $  21,523  $  29,091  $  40,816  $  144,980
Interest factor on rentals (1/3)..........................         27         56         56        123         789
                                                            ---------  ---------  ---------  ---------  ----------

Fixed charges.............................................  $  24,785  $  21,579  $  29,147  $  40,939  $  145,769
                                                            ---------  ---------  ---------  ---------  ----------
                                                            ---------  ---------  ---------  ---------  ----------

Ratio of earnings to fixed charges........................       1.80       1.75       1.31       1.30        1.85

A Termination Agreement and Guarantee (the "Agreement") was entered into on June 24, 1994 between U S WEST, Inc. ("U S WEST") and U S WEST Capital Corporation and U S WEST Financial Services ("USWFS"). The Agreement terminates the Support Agreement dated January 5, 1990 whereby U S WEST agreed to provide financial support to USWFS. The Agreement provides replacement financial support in the form of a direct guarantee by U S WEST of all outstanding indebtedness of USWFS.